Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2011 Option Plan of BeiGene, Ltd. of our report dated March 29, 2016, with respect to the consolidated financial statements of BeiGene, Ltd. included in its Annual Report (Form 10-K) for the year ended December 31, 2015, filed with the Securities and Exchange Commission.

/s/ Ernst & Young Hua Ming LLP
Beijing, People’s Republic of China
October 11, 2016